Highpower International, Inc.

FOR IMMEDIATE RELEASE

Highpower International, Inc. Announces Share Repurchase Program

New York, USA & Shenzhen, China – June 27, 2011 – Highpower International, Inc. (NasdaqGM: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today announced that its Board of Directors has authorized the implementation of a share repurchase plan to repurchase up to $5.0 million outstanding shares of the Company’s common stock in open market purchases, with block trades being permitted, from time to time in the discretion of the Company’s management and as market conditions allow.  The timing of purchases and the exact number of shares to be purchased will depend upon market conditions. The repurchase program does not require the Company to acquire a specific number of shares, and the repurchase program may be limited or terminated at any time without prior notice.

The Company intends to effect the share repurchases in compliance with the Rule 10b-18 under the Securities Exchange Act of 1934.  Stock repurchases may be made through a wholly-owned subsidiary of the Company.  The acquired shares will be retired and cancelled upon repurchase.

The Board of Directors believes that a share repurchase program at this time is in the best interests of the Company and its stockholders, and will not impact the Company's ability to execute its growth plans.

George Pan, Chief Executive Officer of the Company, commented, “The Board’s authorization of the share repurchase program reflects our confidence in our company's future and the fundamental strength of our business.  We remain committed to maximizing long-term stockholder value and believe that the stock repurchase program is in the best interests of our stockholders and is a prudent use of our cash, especially given our current share price.”

Highpower International, Inc.

About Highpower International, Inc.

Highpower International, Inc. develops, manufactures and markets rechargeable nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of devices and equipment including wireless communications, electronics, lighting, backup power, electric tools, and transportation, etc. The majority of Highpower International’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Taiwan, Southeast Asia and South America. For more information, visit http://www.highpowertech.com

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com . Company news can also be found at http://ir.haopengbattery.com/en/introduce028.html

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.  Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Financial Profiles, Inc.
Tricia Ross
+1-916-939-7285
HPJ@finprofiles.com